Exhibit 99.10

 (Text of graph posted to Ashland Inc.'s website concerning APAC's twelve month average contract awards)

      12 Month Average Construction Awards in 14 APAC States ($, millions)



                                      2000        2001       2002        2003
                                     -----       -----      -----       -----

                    January          1,241       2,081      2,009       1,806
                    February         1,309       2,188      1,886       1,870
                    March            1,422       2,111      1,921       1,757
                    April            1,589       1,973      1,934       1,746
                    May              1,693       2,114      1,698       1,781
                    June             1,718       2,076      1,807       1,709
                    July             1,852       1,958      1,874
                    August           1,861       1,997      1,876
                    September        1,901       2,029      1,771
                    October          1,977       1,971      1,814
                    November         2,022       1,978      1,817
                    December         2,063       2,008      1,784